                                                               Exhibit 16(b)(ii)

                      AETNA INSURANCE COMPANY OF AMERICA
    (A wholly owned subsidiary of Aetna Life Insurance and Annuity Company)

                                  SCHEDULE I

         Summary of Investments - Other than Investments in Affiliates

                               December 31, 1994
                                  (thousands)

                                                                 Amount at
                                                                Which Shown
                                     Amortized                    in the
        Type of Investment             Cost         Value      Balance Sheet
        ------------------             ----         -----      -------------
Debt Securities:
  U.S. Treasury securities           $7,043.9      $6,906.5      $6,906.5
                                     --------      --------      --------

  Total Investments - other than
    investments in affiliates        $7,043.9      $6,906.5      $6,906.5
                                     --------      --------      --------

* See Notes 1 and 2 to Financial Statements.